POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that the undersigned hereby
constitutes and appoints each of Rick Danis,
Elizabeth Y. Lee and Barbara Mery, signing singly,
with full power of substitution, as the undersigned's
true and lawful attorney-in-fact to:
(1) prepare, execute in the undersigned's name and on
the undersigned's behalf, and submit to the U.S.
Securities and Exchange Commission (the "SEC") a
Form ID, including amendments thereto, and any other
documents necessary or appropriate to obtain codes
and passwords enabling the undersigned to make
electronic filings with the SEC of reports required
by Section 16(a) of the Securities Exchange Act of 1934
or any rule or regulation of the SEC;
(2) execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and/or director
of Rightside Group, Ltd. (the "Company") and/or 10%
holder of the Company's capital stock, Forms 3, 4, and
5 and any amendments thereto in accordance with Section
16(a) of the Securities Exchange Act of 1934 and the
rules thereunder;
(3) do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable
to complete and execute any such Form 3, 4, or 5,
complete and execute any amendment or amendments
thereto, and timely file such form with the SEC and
any stock exchange or similar authority; and
(4) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in
the best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform
any and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of
any of the rights and powers herein granted, as fully
to all intents and purposes as the undersigned might
or could do if personally present, with full power
of substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this
power of attorney and the rights and powers herein
granted. The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force
and effect until the undersigned is no longer
required to file Forms 3, 4, and 5 with respect
to the undersigned's holdings of and transactions
in securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused
this Power of Attorney to be executed as of this
23rd day of July, 2014.
Signature: /s/ Richard C. Spalding
Name: Richard C. Spalding